Exhibit 10.5
WARRANTHOLDER RIGHTS AGREEMENT

by and among

MONACO COACH CORPORATION,

KAY TOOLSON

and

ABLECO HOLDING LLC

Dated as of November 6, 2008

ARTICLE I ISSUANCE AND FORM OF WARRANTS

SECTION 1.01 Issuance of Warrant

SECTION 1.02 Form of Warrant

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 2.01 Organization and Qualification

SECTION 2.02 Authority Relative to This Agreement

SECTION 2.03 No Conflict

SECTION 2.04 Capitalization

SECTION 2.05 Sarbanes-Oxley Act

SECTION 2.06 Internal Accounting and Disclosure Controls

SECTION 2.07 SEC Documents; Financial Statements

SECTION 2.08Acknowledgement Regarding Warrantholder's Trading Activity

SECTION 2.09 No Integrated Offering

SECTION 2.10 Dilutive Effect

SECTION 2.11 Issuance of Warrant and Warrant Shares

SECTION 2.12 Form S-3 Eligibility

SECTION 2.13 Shell Company Status

SECTION 2.14 Disclosure

ARTICLE III REPRESENTATIONS AND WARRANTIESOF THE STOCKHOLDER

SECTION 3.01 Authority Relative to This Agreement

SECTION 3.02 No Conflict

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE WARRANTHOLDER

SECTION 4.01 Organization

SECTION 4.02 Authority Relative to This Agreement

SECTION 4.03 No Conflict

SECTION 4.04 Accredited Investor

SECTION 4.05 No Sale or Distribution

ARTICLE V TRANSFER RIGHTS AND RESTRICTIONS

SECTION 5.01 General Restrictions

SECTION 5.02 Tag-Along Right

SECTION 5.03 Pledge of Securities

ARTICLE VI REGISTER

SECTION 6.01 Register

ARTICLE VII CORPORATE GOVERNANCE

SECTION 7.01 Board Observation

ARTICLE VIII MISCELLANEOUS

SECTION 8.01 Further Assurances

SECTION 8.02 Disclosure of Transactions and Other Material Information

SECTION 8.03 Variable Securities; Dilutive Issuances

SECTION 8.04 Additional Issuances of Securities

SECTION 8.05 Specific Performance

SECTION 8.06 Entire Agreement

SECTION 8.07 Amendments and Waivers

SECTION 8.08 Severability

SECTION 8.09 Governing Law; Jurisdiction; Jury Trial

SECTION 8.10 Successors and Assigns

SECTION 8.11 Counterparts

SECTION 8.12 Descriptive Headings, Etc

SECTION 8.13 Termination

SECTION 8.14 Notices

WARRANTHOLDER RIGHTS AGREEMENT

WARRANTHOLDER RIGHTS AGREEMENT, dated as of November 6, 2008 (this "Agreement"), by and between MONACO COACH CORPORATION, a company incorporated under the laws of the State of Delaware (the "Company"), Kay Toolson (the "Stockholder") and Ableco Holding LLC, a company incorporated under the laws of the State of Delaware (the "Warrantholder", such definition to include any and all of its assignees and transferees).  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned such terms in the Financing Agreement (as defined below).

WHEREAS, simultaneously herewith, the Company and certain of its Subsidiaries (each a "Borrower" and collectively, the "Borrowers"), and the lenders from time to time party thereto (collectively, the "Lenders") have entered into a Financing Agreement, dated as of November 6, 2008 (such Agreement, as amended or otherwise modified from time to time, the "Financing Agreement");

WHEREAS, in order to induce the Lenders to enter into the Financing Agreement, the Company is issuing and delivering to the Warrantholder or its nominees or assigns a warrant (as amended or otherwise modified from time to time, the "Warrant", and together with any warrants issued in substitution therefor or replacement thereof in accordance with the terms thereof, the "Warrants") to purchase 1,000,000 shares of common stock, par value US$.01 per share, of the Company (the "Common Stock"; the shares of Common Stock issued or issuable upon exercise of the Warrants are hereinafter referred to as the "Warrant Shares", and together with the Warrants, the "Securities") as of the date or dates such Warrant is exercised, subject to the terms, conditions and adjustments set forth in the Warrant; and

WHEREAS, in order to induce the Lenders to enter into the Financing Agreement, the Company does hereby agree to enter into this Agreement pursuant to which the Company shall provide certain rights and restrictions on the transfer of shares of Common Stock of the Company.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

ARTICLE I

ISSUANCE AND FORM OF WARRANTS

SECTION 1.01 Issuance of Warrant.  The Company, for good and valuable consideration, hereby agrees to issue to the Warrantholder on the date hereof or such other date as mutually agreed among the parties hereto a Warrant entitling such Warrantholder to purchase from the Company the shares of Common Stock of the Company in accordance with the terms of the Warrant.

SECTION 1.02 Form of Warrant.  The certificate evidencing the Warrant to be delivered pursuant to this Agreement shall be in the form attached hereto as Exhibit A and shall be in registered form only.  The Warrants shall be subject to the terms and conditions set forth therein and in this Agreement.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Warrantholder as to itself, as follows:

SECTION 2.01 Organization and Qualification.  The Company is duly organized and validly existing in good standing under the laws of the State of Delaware, and has the requisite power and authority to own its properties and to carry on its business as now being conducted.  The Company is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing could not reasonably be expected to have a material adverse effect on the operations, business, liabilities, assets, properties, or condition (financial or otherwise) of the Company (a "Material Adverse Effect").

SECTION 2.02 Authority Relative to This Agreement.  The Company has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity (regardless of whether enforcement is sought in equity or law) or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or other laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

SECTION 2.03 No Conflict.

(a) The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company does not and shall not, (i) conflict with or violate any federal, state or local law, statute, ordinance, rule, regulation, order, judgment or decree applicable to the Company (including, without limitation, the rules and regulations of The New York Stock Exchange (the "Principal Market")) or by which any property or assets of the Company is bound or affected or (ii) conflict with, or constitute a default in any respect under any agreement, indenture or instrument to which the Company is a party, except in each case above as could not reasonably be expected to have a Material Adverse Effect.

(b) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company does not and shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity, except (i) as may be required under the Securities Act and the rules and regulations promulgated thereunder in connection with the registration of the Warrant Shares issuable upon conversion of the Warrant pursuant to the Registration Rights Agreement, (ii) as otherwise contemplated by the Transaction Documents (as defined below), or (iii) as may be required under the state securities or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Warrant and Warrant Shares and any such other approvals as have been obtained.

SECTION 2.04 Capitalization.  On the Effective Date (as defined in the Financing Agreement), after giving effect to the transactions contemplated by the Transaction Documents to occur on the Effective Date, the authorized Equity Interests (as defined in the Financing Agreement) of the Company are as set forth on Schedule 6.01(e) to the Disclosure Schedule of the Financing Agreement.  All of the issued and outstanding shares of Equity Interests of the Company have been validly issued and are fully paid and nonassessable, and the holders thereof are not entitled to any preemptive, first refusal or other similar rights.  As of the Effective Date, a sufficient number of shares of Common Stock has been reserved for issuance in connection with the exercise of the Warrants and 1,300,000 shares of Common Stock have been reserved for issuance under the terms of the Monaco Coach Corporation 1993 Stock Option Plan, as amended and restated through May 17, 2006 (the "1993 Plan") and the Monaco Coach Corporation 2007 Employee Stock Purchase Plan (the "2007 Plan"), copies of which plan have been delivered to the Warrantholder in the form and on the terms in effect on the Effective Date.  Except as described on Schedule 6.01(e) to the Disclosure Schedule of the Financing Agreement, as of the Effective Date and other than the Warrants, (i) the 1993 Plan and the 2007 Plan are the only plans or arrangements in existence relating to the issuance of shares of Equity Interests of the Company and (ii) there are no outstanding debt or equity securities of the Company or any of its Subsidiaries (as defined in the Financing Agreement) and no outstanding obligations of the Company or any of its Subsidiaries convertible into or exchangeable for, or warrants, options or other rights for the purchase or acquisition from the Company, or other obligations of the Company to issue, directly or indirectly, any shares of Equity Interests of the Company.

SECTION 2.05 Sarbanes-Oxley Act.  The Company is in compliance in all respects with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, except where such noncompliance would not have, individually or in the aggregate, a Material Adverse Effect.

SECTION 2.06 Internal Accounting and Disclosure Controls.  The Company and each of its Subsidiaries (which for purposes of this Agreement means any a "significant subsidiary" of the Company as such term is defined under Regulation S-X) maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference.  The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Securities Exchange Act of 1934 (the "Exchange Act") that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the

SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company's management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.

SECTION 2.07 SEC Documents; Financial Statements.  During the twenty-four (24) months prior to the date hereof, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents").  As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

SECTION 2.08 Acknowledgement Regarding Warrantholder's Trading Activity.  Anything in this Agreement or elsewhere herein to the contrary notwithstanding, but subject to compliance by the Warrantholder with applicable law, it is understood and acknowledged by the Company (i) that the Warrantholder has not been asked by the Company or its Subsidiaries to agree, and the Warrantholder has not agreed with the Company or its Subsidiaries, to desist from purchasing or selling, long and/or short, securities of the Company, or "derivative" securities based on securities issued by the Company or to hold the Warrant for any specified term; (ii) that past or future open market or other transactions by the Warrantholder, including, without limitation, short sales or "derivative" transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company's publicly-traded securities; (iii) that the Warrantholder, and counter parties in "derivative" transactions to which the Warrantholder is a party, directly or indirectly, presently may have a "short" position in the Common Stock, and (iv) that the Warrantholder shall not be deemed to have any affiliation with or control over any arm's length counter party in any "derivative" transaction.  The Company further understands and acknowledges that (a) the Warrantholder may engage in hedging and/or trading activities at various times during the period that the Warrants are outstanding, including, without limitation, during the periods that the value of the Warrant Shares deliverable with respect to Warrants are being determined and (b) such hedging and/or trading activities (if any) could reduce the value of the existing stockholders' equity interests in the Company at and after the time that the hedging and/or trading activities are being conducted.  Notwithstanding the foregoing, the Warrantholder shall not be permitted to engage in short sales or transfer its Warrants or Warrant Shares (other than to its Affiliates) from the date hereof until the date that is ninety (90) days following the date hereof.

SECTION 2.09 No Integrated Offering.  None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the Securities Act, whether through integration with prior offerings or otherwise, or cause this offering of the Securities to require approval of stockholders of the Company for purposes of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.  None of the Company, its Subsidiaries, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would (i) require registration of any of the Securities under the Securities Act, except with respect to the registration of Securities pursuant to the Registration Rights Agreement, or (ii) cause the offering of the Securities to be integrated with other offerings for purposes of any such applicable stockholder approval provisions.

SECTION 2.10 Dilutive Effect.  The Company understands and acknowledges that the number of Warrant Shares issuable upon exercise of the Warrants will increase in certain circumstances.  The Company further acknowledges that its obligation to issue the Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company, subject to the provisions of the Transaction Documents and applicable law.

SECTION 2.11 Issuance of Warrant and Warrant Shares.  The Warrants are duly authorized, validly issued, fully paid and non-assessable, free from all taxes, liens and charges with respect to the issue thereof, and shall not be subject to preemptive rights or other similar rights of any holders of Common Stock or other interests of the Company.  The Warrant Shares have been duly authorized and reserved for issuance upon exercise of the Warrants, and upon such exercise in accordance with the terms thereof, will be validly issued, fully paid and non-assessable, free from all taxes, liens and charges except those created by the Warrantholder, and will not be subject to preemptive rights or other similar rights of any holders of Common Stock or other interests of the Company.  Assuming the truth and accuracy of the representations and warranties set forth in Article IV, the offer and issuance by the Company of the Warrant is exempt from the registration requirements of Section 5 of the Securities Act.

SECTION 2.12 Form S-3 Eligibility.  The Company is eligible to register the Warrant Shares for resale by the Warrantholder using Form S-3 promulgated under the Securities Act pursuant to the terms and conditions contained in the Registration Rights Agreement.

SECTION 2.13 Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1).

SECTION 2.14 Disclosure.  All disclosure provided to the Warrantholder regarding the Company, or any of its Subsidiaries, their business and the transactions contemplated hereby, including the disclosure schedules to this Agreement, furnished by or on behalf of the Company is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  Each press release issued by the Company or any of its

Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.  The Company acknowledges and agrees that no Warrantholder makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Article IV.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER

The Stockholder hereby represents and warrants to the Warrantholder as to itself, as follows:

SECTION 3.01 Authority Relative to This Agreement.  The Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform his respective obligations hereunder and to consummate the transactions contemplated hereby.  This Agreement has been duly executed and delivered by the Stockholder and constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or other laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

SECTION 3.02 No Conflict.

(a) The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder does not and shall not, (i) conflict with or violate any federal, state or local law, statute, ordinance, rule, regulation, order, judgment or decree applicable to the Stockholder, or by which the shares of Common Stock owned by the Stockholder are bound or affected, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Stockholder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Stockholder.

(b) The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder does not and shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE WARRANTHOLDER

Each Warrantholder hereby represents and warrants to the Company and the Stockholder as to itself, as follows:

SECTION 4.01 Organization.  Such Warrantholder is duly organized and validly existing in good standing under the laws of its jurisdiction of organization.

SECTION 4.02 Authority Relative to This Agreement.  Each Warrantholder has all necessary power and authority to execute and deliver this Agreement, to perform its or his respective obligations hereunder and to consummate the transactions contemplated hereby.  This Agreement has been duly executed and delivered by such Warrantholder and constitutes a legal, valid and binding obligation of such Warrantholder, enforceable against such Warrantholder in accordance with its terms, except as such enforceability may be limited by general principles of equity (regardless of whether enforcement is sought in equity or law) or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or other laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

SECTION 4.03 No Conflict.

(a) The execution and delivery of this Agreement by such Warrantholder do not, and the performance of this Agreement by such Warrantholder does not and shall not, (i) conflict with or violate any federal, state or local law, statute, ordinance, rule, regulation, order, judgment or decree applicable to such Warrantholder or by which any property or assets of the Warrantholder is bound or affected or (ii) conflict with, or constitute a default in any respect under, any agreement, indenture or instrument to which such Warrantholder is a party, except in each case above as could not reasonably be expected to have a Material Adverse Effect.

(b) The execution and delivery of this Agreement by such  Warrantholder does not, and the performance of this Agreement by such Warrantholder does not and shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental entity.

SECTION 4.04 Accredited Investor.  Such Warrantholder is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.  Such Warrantholder is a sophisticated investor with such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of the Warrant and the Warrant Shares and is capable of bearing the economic risks of such Warrant and Warrant Shares.  Such Warrantholder has relied solely upon the advice of such Warrantholder's legal counsel and accountants or other financial advisers with respect to the legal, financial, business, tax and other considerations relating to the purchase of the Warrant and the Warrant Shares and has been offered, during the course of discussions concerning the issuance of the Warrant, the opportunity to ask such questions and inspect such documents concerning the Company and its business and affairs as the Warrantholder has requested so as to understand more fully the nature of the investment and to verify the accuracy of the information supplied.

SECTION 4.05 No Sale or Distribution.  Such Warrantholder is acquiring the Warrants for its own account and not with a view towards, or for resale in connection with, the sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act of 1933, as amended (the "Securities Act"); provided, however, that by making the representations herein, such Warrantholder does not agree to hold any of the Warrants or the Warrant Shares for any minimum or other specific term and reserves the right to dispose of the Warrants or the Warrant Shares at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act and pursuant to the applicable terms of this Agreement, the Warrants, the Registration Rights Agreement and the Financing Agreement and related documents (collectively, the "Transaction Documents").

ARTICLE V

TRANSFER RIGHTS AND RESTRICTIONS

SECTION 5.01 General Restrictions.  If the Stockholder wishes to sell, assign, transfer or otherwise dispose of any shares of Common Stock (such selling party being referred to herein as the "Seller" and the shares of Common Stock proposed to be sold hereunder being referred to herein as the "Transferring Shares"), either directly or indirectly, to any Person (as defined in the Warrant), other than the Company, the Warrantholder or any of their respective Affiliates (as defined in Rule 405 under the Securities Act) (such transferee Person being hereinafter referred to as a "Third Party"), the Seller must first comply with all of the provisions of Section 5.02.

SECTION 5.02 Tag-Along Right.

(a) Tag Along.  Until the earlier to occur of (i) April 30, 2012 or (ii) the date on which the Financing Agreement is no longer outstanding, if at any time the Stockholder shall desire to sell, assign, transfer or otherwise dispose of shares of Common Stock, that represent an amount during any twelve (12)-month period equal to or greater than 25% of the shares of Common Stock held by the Stockholder as of the date hereof, the Warrantholder shall have the right, upon exercise of all or an appropriate portion of its Warrants, to require the Third Party to purchase from the Warrantholder that number of Transferring Shares (and, if necessary, the Seller shall reduce the number of its Transferring Shares to be sold by a corresponding amount), which is equal to the product of (i) the total number of Transferring Shares to be purchased or repurchased by the Third Party and (ii) a fraction, the numerator of which is (A) the total number of Transferring Shares owned by the Warrantholder (including any Warrant Shares issued or issuable under the Warrants) and the denominator of which is (B) the sum of (x) the number of Transferring Shares owned by the Warrantholder (including any Warrant Shares issued or issuable under the Warrants) plus (y) the number of Transferring Shares owned by the Seller immediately before the transaction.  Notwithstanding the foregoing, for the duration of the term of the Financing Agreement, in no event shall the Stockholder sell, assign, transfer or otherwise dispose of shares of Common Stock that represent an amount equal to or greater than 50% of the shares of Common Stock held by the Stockholder as of the date hereof.

(b) Terms of Sale.  All Transferring Shares purchased from the Warrantholder pursuant to Section 5.02(a) shall be purchased at the same price and on the same terms and conditions as the proposed transfer by the Seller (except that (i) the only representation and warranty that the Warrantholder shall be required to make in connection with any transfer is a warranty with respect to its own ownership of the Transferring Shares to be sold by it and its ability to convey title thereto free and clear of liens, encumbrances or adverse claims, and (ii) the Warrantholder shall not be required to agree to any indemnity or contribution provisions in excess of the Warrantholder's proceeds from such transfer).  If, however, the Third Party purchasing such Transferring Shares refuses to purchase same subject to the indemnity or contribution limitations set forth in clause (ii) of this Section 5.02(b), the Warrantholder shall be entitled (in its sole and absolute discretion) to (x) waive such limitations and thereby consummate the sale of such shares of Common Stock to such third party or (y) withdraw its right of inclusion hereunder.

(c) Notice Requirements.  If the Seller proposes to transfer any Transferring Shares pursuant to Section 5.02(a), it shall notify, or cause to be notified, the Warrantholder in writing of each such proposed transfer not less than fifteen (15) Business Days nor more than thirty (30) Business Days prior to the time of such proposed transfer (the "Transferor Tag-Along Notice").  The Transferor Tag-Along Notice shall set forth: (i) the name and address of the Third Party, (ii) the number of Transferring Shares proposed to be transferred, (iii) the proposed amount and form of consideration and terms and conditions of payment offered by the Third Party (the "Third Party Terms") and (iv) that the Third Party has been informed of the tag-along right provided for in this Section 5.02 and has agreed to purchase Transferring Shares in accordance with the terms hereof.  "Business Day" shall mean any day other than a Saturday or a Sunday or any day on which national banks are authorized or required by law to close.  Any reference to "days" (unless Business Days are specified) shall mean calendar days.

(d) Exercise of Tag-Along Right.  The tag-along right provided for in this Section 5.02 may be exercised by the Warrantholder by delivery of a written notice to the Company, the Seller and the Third Party (the "Acceptance Notice") within ten (10) Business Days following receipt of the Transferor Tag-Along Notice (the "Tag-Along Period").  The Acceptance Notice shall state the maximum number of Transferring Shares that the Warrantholder wishes to include in such transfer to the Third Party.

(e) Effect of Exercise of Tag-Along Right.  Upon the giving of the Acceptance Notice, the Warrantholder shall be obligated to sell to the Third Party the number of Transferring Shares set forth in the Acceptance Notice on the Third Party Terms (or, if the Warrantholder is not entitled to sell such number of Transferring Shares under the terms of this Section 5.02, the Warrantholder shall be obligated to sell the maximum number of Transferring Shares the Warrantholder is permitted to sell hereunder); provided, however, that neither the Seller nor the Warrantholder shall consummate the sale of any Transferring Shares owned by it unless the Third Party purchases all of the Transferring Shares that the Warrantholder is entitled to sell under the terms of this Section 5.02.  If the Third Party does not purchase the Transferring Shares from the Warrantholder as required pursuant to this Section 5.02, then any transfer by the Seller of its Transferring Shares to such Third Party shall be null and void and of no effect whatsoever.

(f) Right to Transfer to Third Party.  After expiration of the Tag-Along Period, if the provisions of this Section 5.02 have been complied with in all respects and no Acceptance Notice has been given, the Seller shall have the right for ninety (90) days after such expiration to transfer such Transferring Shares to the Third Party on terms no more favorable to the Seller than the Third Party Terms without further notice, but after such ninety (90) days, no such transfer may be made without again giving notice to the Warrantholder of the proposed transfer and complying with all of the requirements of this Section 5.02.  Notwithstanding anything herein to the contrary, nothing in this Agreement shall permit the Seller to transfer any Transferring Shares to any Person to the extent prohibited by the Financing Agreement or any other Loan Document (as defined in the Financing Agreement), to the extent such provisions of the Financing Agreement or other Loan Document are still in effect.

SECTION 5.03 Pledge of Securities.  The Company acknowledges and agrees that the Securities may be pledged to an “accredited investor” (as such term is defined in the rules and regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”) by any Warrantholder in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Securities, if effected in compliance with the Securities Act.  The pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Warrantholder effecting a pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document.  The Company hereby agrees to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by a Warrantholder.

ARTICLE VI

REGISTER

SECTION 6.01 Register.  The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Warrants in which the Company shall record the name and address of the Person in whose name the Warrants have been issued (including the name and address of each transferee), the number of Warrant Shares issuable upon exercise of the Warrants held by such Person.  The Company shall keep the register open and available at all times during business hours for inspection of any Warrantholder or its legal representatives.

ARTICLE VII

CORPORATE GOVERNANCE

SECTION 7.01 Board Observation.  So long as the Warrantholder collectively continue to own at least 1% of the shares of Common Stock, on a Fully Diluted Basis (as adjusted for any share splits, subdivisions, consolidations or recapitalizations), the Warrantholder shall be entitled to appoint one non-voting observer (the "Senior Observer") to the board of directors of the Company

(the "Board").  The Senior Observer shall have the right to attend all meetings of the Board and any committees thereof (including, without limitation, the audit committee and compensation committee), shall receive notices of all meetings of the Board and/or any committees thereof and all written materials distributed to members of the Board and/or any committees thereof, but shall not be entitled to vote on any matters before the Board or any committees thereof; provided, however, that the Company may exclude such Senior Observer from any meeting or portions thereof and exclude such materials or portions thereof if the Company believes, in its sole discretion, that such exclusion is reasonably necessary (i) to preserve the attorney-client privilege, (ii) to prevent disclosure of confidential proprietary information related to a transaction with other portfolio companies of the Senior Observer, or (iii) to protect against disclosure of information related to the topic of paying for or refinancing any obligations relating to the Financing Agreement, dated as of November 6, 2008, by and among the Company and the other parties thereto or other matters related thereto; and provided, further, that such Senior Observer may be excluded from meetings of the independent directors of the Board so long as such Senior Observer is provided with the opportunity to meet with such independent directors of the Board; and provided, further, that the Senior Observer shall execute and deliver, upon his appointment and prior to any attendance at the first such meeting or to being furnished the first such written materials, a confidentiality and nondisclosure agreement in the form agreed to prior to the date hereof.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.01 Further Assurances.  The Company will execute and deliver all such further documents and instruments and take all such further action as may be reasonably necessary in order to consummate the transactions contemplated hereby including, without limitation, the adoption of any amendments to the certificate of incorporation or by-laws of the Company as may be reasonably necessary to give effect to the intent of this Agreement and the Warrant.

SECTION 8.02 Disclosure of Transactions and Other Material Information.  The Company shall issue a press release and file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents on or before the date, and in the form, required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement, the form of Warrant and the form of the Registration Rights Agreement) as exhibits to such filing (including all attachments, the "8-K Filing"); provided that such press release and Current Report will be subject to reasonable approval from the Warrantholder.  Subject to the foregoing, neither the Company, its Subsidiaries nor the Warrantholder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Warrantholder, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) the Warrantholder shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release).

SECTION 8.03 Variable Securities; Dilutive Issuances.  For so long as any Warrants remain outstanding, the Company shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price.  For so long as any Warrants remain outstanding, the Company shall not, in any manner, enter into or affect any Dilutive Issuances (as defined in the Warrant) if the effect of such Dilutive Issuance is to cause the Company to be required to issue upon exercise of any Warrant any shares of Common Stock in excess of that number of shares of Common Stock which the Company may issue upon exercise of the Warrants without breaching the Company's obligations under the rules or regulations of the Principal Market.

SECTION 8.04 Additional Issuances of Securities.

(a) For purposes of this Section 8.04, the following definitions shall apply.

(1) "Convertible Securities" means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.

(2) "Options" means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(3) "Common Stock Equivalents" means, collectively, Options and Convertible Securities.

(b) From the date hereof until sixty (60) days after the Expiration Date (as defined below), the Company will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries' equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock or Common Stock Equivalents to any Person.

SECTION 8.05 Specific Performance.  The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.  The Warrantholder shall be entitled to its reasonable attorneys' fees in any action brought to enforce this Agreement in which it is the prevailing party solely against the party over whom it has prevailed.

SECTION 8.06 Entire Agreement.  This Agreement, the Warrant, the Registration Rights Agreement, the Financing Agreement and the other Loan Documents (as defined in the Financing Agreement) (collectively, the "Other Agreements") are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  There are no restrictions, promises, representations, warranties, covenants or undertakings relating to such subject matter, other than those set forth or referred to herein or in the Other Agreements.  This Agreement and the Other Agreements supersede all prior agreements and understandings between the parties to this Agreement, both written and oral, with respect to such subject matter.

SECTION 8.07 Amendments and Waivers.  This Agreement and any term hereof may not be amended, modified, supplemented or terminated, and waivers or consents to departure from the provisions hereof may not be given, except by written instrument duly executed by the Warrantholder.  Except as expressly provided herein, no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach or default of another party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.

SECTION 8.08 Severability.  In the event that any one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the other remaining provisions, paragraphs, words, clauses, phrases or sentences hereof shall not be in any way impaired, it being intended that all rights, powers and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law; provided, that this Section 8.08 shall not cause this Agreement to differ materially from the intent of the parties as herein expressed.

SECTION 8.09 Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

SECTION 8.10 Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors and permitted assigns (including any permitted transferee of Warrants or Warrant Shares).  Any holder of the Warrants or Warrant Shares may assign to any permitted (as determined under the Warrant) transferee of its Warrants or Warrant Shares, its rights and obligations under this Agreement; provided, however, if any permitted transferee shall take and hold Warrants or Warrant Shares, such transferee shall promptly notify the Company and by taking and holding such Warrants or Warrant Shares such permitted transferee shall automatically be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement as if it were a party hereto (and shall, for all purposes, be deemed a holder of Warrants or Warrant Shares under this Agreement).   If the Company shall so request any heir, successor or permitted assign (including any permitted transferee) wishing to avail itself of the benefits of this Agreement shall agree in writing to acquire and hold the Warrants or Warrant Shares subject to all of the terms hereof.  For purposes of this Agreement, "successor" for any entity other than a natural person shall mean a successor to such entity as a result of such entity's merger, consolidation, sale of substantially all of its assets, or similar transaction.  Except as provided above or otherwise permitted by this Agreement, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Stockholder without the consent of the other parties hereto other than assignment by the Company in the event of a Fundamental Transaction (as defined in the Warrant) in accordance with the terms of the Warrant.

SECTION 8.11 Counterparts.  This Agreement may be executed in counterparts, each of which, when so executed and delivered, shall be deemed to be an original and enforceable, but all of which, taken together, shall constitute one and the same instrument.

SECTION 8.12 Descriptive Headings, Etc.  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein.  Unless the context of this Agreement otherwise requires: (i) words of any gender shall be deemed to include each other gender; (ii) words using the singular or plural number shall also include the plural or singular number, respectively; (iii) the words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and paragraph references are to the Sections and paragraphs of this Agreement unless otherwise specified; (iv) the word "including" and words of similar import when used in this Agreement shall mean "including, without limitation," unless otherwise specified; (v) "or" is not exclusive; and (vi) provisions apply to successive events and transactions.

SECTION 8.13 Termination.  This Agreement shall terminate on the October 31, 2018 (the "Expiration Date").  Notwithstanding the foregoing, this Agreement shall terminate prior to the Expiration Date if all Warrants have been fully exercised or cancelled pursuant to the terms herein and in the Warrants.

SECTION 8.14 Notices.  All notices and other communications (and deliveries) provided for or permitted hereunder shall be made in writing by hand delivery, facsimile, any courier guaranteeing overnight delivery or first class registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Company:	Monaco Coach Corporation 91320 Industrial Way Coburg, Oregon 97408 Telephone: (541) 681-8080 Facsimile: (541) 681-8040 Attention: Chief Financial Officer
with a copy to:	Wilson Sonsini Goodrich & Rosati 650 Page Mill Road Palo Alto, CA 94304 Telephone: (650) 493-9300 Facsimile: (650) 493-6811 Attention: Andrew J. Hirsch
If to Warrantholder:	Ableco Holding LLC 299 Park Avenue, 22nd Floor New York, New York 10171 Attention: Daniel E. Wolf Telephone: 212-891-2100 Telecopier: 212-891-1541
with a copy to:
Cerberus California, Inc.
11812 San Vicente Blvd., Suite 300
Los Angeles, California 90049
Attention: Kevin Cross and Alex Raskin
Telephone:  (310) 826-9200
Facsimile:  (310) 826-9203

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Telephone: (212) 756-2000
Facsimile: (212) 593-5955
Attention: Frederic L. Ragucci, Esq.

All such notices and communications (and deliveries) shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; when transmitted with a receipt of successful transmission, if by facsimile; on the next Business Day, if timely delivered to a courier guaranteeing overnight delivery; and five days after being deposited in the mail, if sent first class or certified mail, return receipt requested, postage prepaid.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

COMPANY:

MONACO COACH CORPORATION

By:	/s/ P. Martin Daley
Name: P. Martin Daley
Title: Vice President

 [Signature Page to Warrantholder Rights Agreement]

STOCKHOLDER:

/s/ Kay Toolson
KAY TOOLSON

[Signature Page to Warrantholder Rights Agreement]

WARRANTHOLDER:

ABLECO HOLDING LLC

By:	/s/ Stephen A. Feinberg
Name: Stephen A. Feinberg
Title: Chief Executive Officer

[Signature Page to Warrantholder Rights Agreement]

EXHIBIT A
Form of Warrant